UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 4, 2010

T-3 ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-19580 (Commission File Number)	76-0697390 (IRS Employer Identification No.)
7135 Ardmore, Houston, Texas 77054
(Address of principal executive offices and zip code)
(713) 996-4110
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 4, 2010, T-3 Energy Services, Inc. (“T-3” or the “Company”) entered into a Change of Control Agreement (the “Agreement”) with Keith A. Klopfenstein, the Company’s Senior Vice President—Pressure Control Group. Under the terms of the Agreement, the Company has an obligation to make payments to Mr. Klopfenstein upon a termination event following a change of control. A termination event under the Agreement includes, among other things, termination of Mr. Klopfenstein’s employment by the Company other than for Cause (as that term is defined in the Agreement) or a termination by Mr. Klopfenstein for Good Reason (as that term is defined in the Agreement).
     Under the Agreement, if a termination event occurs within 12 months following a change of control, the Company has an obligation to pay to Mr. Klopfenstein an amount equal to (i) his annualized base salary in gross as of the date of termination of his employment plus (ii) his target bonus as of the date of termination of his employment. For purposes of the Agreement, Mr. Klopfenstein’s target bonus is the greater of (i) his target annual incentive bonus for the calendar year in which the change of control occurs; or (ii) the actual incentive bonus received by Mr. Klopfenstein for the calendar year that preceded the year in which the change of control occurs.
     The Agreement also provides for full acceleration of any outstanding stock options and other equity-based compensation awards upon a termination event within 12 months of a change of control, provided that any restricted stock awards granted to Mr. Klopfenstein which are subject to meeting performance goals will only vest upon a determination that the performance goals were met as of the date on which Mr. Klopfenstein’s employment was terminated. Payments under the Agreement are contingent on Mr. Klopfenstein’s entering into a general release of all claims and being subject to customary non-compete and non-solicitation covenants. Mr. Klopfenstein is not entitled to receive a gross-up payment in respect of any federal excise tax levied upon any payment or distribution made to him under the Agreement.
     The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is filed as Exhibit 10.1, to this report and is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibits Title
10.1	Change of Control Agreement, dated as of October 4, 2010, by and between T-3 Energy Services, Inc. and Keith A. Klopfenstein

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

T-3 ENERGY SERVICES, INC.
Date: October 5, 2010	By:	/s/ James M. Mitchell
James M. Mitchell
Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Exhibits Title
10.1	Change of Control Agreement, dated as of October 4, 2010, by and between T-3 Energy Services, Inc. and Keith A. Klopfenstein

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